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                                  EXHIBIT 11

                NATIONAL VISION ASSOCIATES, LTD. AND SUBSIDIARIES

                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS


                                                              Year Ended              Year Ended             Year Ended
                                                              December 30,            December 28,            January 3,
                                                                  1995                    1996                   1998
                                                              ------------            ------------           ------------

NET INCOME (LOSS)                                             $(1,520,000)            $ 3,480,000             $ 5,573,000
                                                              ===========             ===========             ===========
WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING                                            20,537,799              20,618,349              20,676,359

BASIC EARNINGS (LOSS) PER COMMON SHARE                        $     (0.07)            $      0.17             $      0.27
                                                              ===========             ===========             ===========


WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING                                            20,537,799              20,618,349              20,676,359

 Options for common stock assumed
  to be converted using the
  treasury stock method                                            -0-   (a)               88,280                 162,806
                                                              -----------             -----------             -----------
AVERAGE COMMON SHARES
 OUTSTANDING, as adjusted                                      20,537,799              20,706,629              20,839,165
                                                              ===========              ==========             ===========

DILUTED EARNINGS (LOSS) PER COMMON SHARE                      $     (0.07)             $     0.17             $      0.27
                                                              ===========              ==========             ===========

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(a)    Options for common stock and other dilutive securities are excluded from the calculation of weighted average shares outstanding for diluted earnings per common share during 1995 as the effect would be anti-dilutive.